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US AIRWAYS TO SEEK COURT SUPERVISION TO COMPLETE RESTRUCTURING AND IMPLEMENT TRANSFORMATION PLAN

Flight Schedules and Customer Programs to Continue Uninterrupted

Focus is To Achieve Competitive Costs to Offer Low Fares and Expanded Service

in the Eastern U.S., the Caribbean, Latin America and Europe

Agreement Allows Airline to Use Cash from ATSB Loan

ARLINGTON, Va. - Sept. 12, 2004 - US Airways Group, Inc. (Nasdaq: UAIR) today announced that the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company said that today's action will provide the nation's seventh-largest airline the opportunity to implement its Transformation Plan built on lower costs, a simplified fare structure, and expanded service in the eastern U.S., the Caribbean, Latin America and Europe.

"We have devoted the last six months to building and implementing a Transformation Plan that leverages our strengths and allows us to compete successfully in a changing airline industry," said US Airways President and Chief Executive Officer Bruce R. Lakefield. "Since we still lack the new labor agreements that are needed for the Transformation Plan to succeed, we must preserve the Company's cash resources that are required to implement the Plan. We have made the difficult but necessary decision to complete this process with the help of the Court."

Customers should notice no changes to flight operations or customer service programs because of the filing. The company intends to ask the Court to allow it to assume all key agreements related to its Dividend Miles program and the co-branded Bank of America/ Dividend Miles credit card. In addition, employees will be paid and their benefits will continue, and the operation of usairways.com will be unaffected. Vendors will be paid in ordinary course for goods and services provided going forward.

US Airways faced Sept. 30 covenant tests relating to its Air Transportation Stabilization Board (ATSB) loan. Additionally, expiring financing agreements with General Electric, Bombardier and Embraer, among others, required that the key elements of its Transformation Plan - including lower labor costs - be implemented by September 30. With cash obligations quickly coming due and the potential for defaults with some creditors imminent, the Chapter 11 filing became necessary to preserve cash and allow the Court to oversee the Company's continued restructuring, including reaching new labor agreements. Despite efforts undertaken for several months with its major work groups, the company was unable to reach out-of-court negotiated agreements.

Lakefield said that US Airways has made tremendous strides since its emergence from Chapter 11 in March 2003, and that the key elements of that original plan, such as lower labor costs, the expansion of RJ flying, participation in the Star Alliance, and lower aircraft lease and vendor costs, all contributed to US Airways successfully securing a federal loan guarantee from the ATSB. The airline had already reduced annual operating expenses by almost $2 billion during its 2002-2003 restructuring, but the dramatic growth of low-cost carriers (LCCs), unabated fuel price increases and the public's demand for lower, simpler fares requires that the Company do more to achieve an even more competitive cost structure that is competitive to LCCs.

As a result of these external factors, US Airways' 2004 fuel costs are expected to be approximately $300 million higher than envisioned in the confirmed plan of reorganization, and mainline passenger revenues are expected to be $450 million lower than forecast, as overall industry unit revenue continues to decline.

"We are facing the difficult choices and the pressures that every legacy airline is going to be facing over the next several years," said Lakefield. "It is no fun being first, and we take no pleasure in asking our employees to make additional sacrifices. However, we have come too far and accomplished too much to simply stop the process and not succeed. With our strong position on the East Coast and our growing presence in Europe, the Caribbean and Latin America, our dedicated employees, and more than 4 million active Dividend Miles members, a restructured US Airways with low costs and low fares will be a dynamic competitor."

The Company filed its petitions on Sunday afternoon in the U.S. Bankruptcy Court for the Eastern District of Virginia in Alexandria. The Company's petitions listed assets of approximately $8.8 billion, including $2.5 billion of Goodwill, and liabilities of approximately $8.7 billion. The Court has scheduled a hearing on the Company's first day motions for 10:30 a.m. in Courtroom #1 at the Martin Bostetter, Jr. U.S. Courthouse. Information on the filing and related matters can be found at www.transformingusairways.com.

The Company has been operating with cash obtained from a $1 billion loan, $900 million of which was guaranteed by the ATSB. The ATSB and the other lenders (Retirement Systems of Alabama Holdings LLC (RSA) and Bank of America, N.A.) have agreed to authorize US Airways continued use of those funds. Therefore, in lieu of debtor-in-possession (DIP) financing, US Airways will have access to a portion of $750 million in cash - which serves as one component of the collateral supporting the ATSB loan - as working capital. The agreement between US Airways, the ATSB and the other lenders will be presented to the Court at Monday's hearing. In following bankruptcy procedures, a final order on operating cash would then be presented to the Court at a later date.

The Company's current cash position is approximately $1.45 billion in cash, cash equivalents and short-term investments. The outstanding portion of the ATSB loan is $717.6 million.

"We have made it clear to union leaders and employees that we must have competitive costs," said Lakefield. "Labor cost reductions, including participation by senior management, are no exception. We are committed to reaching new labor agreements consensually because that is always in the best interest of all parties, but if not, we will need to consider the other alternatives provided for under the law."

Lakefield added that while the employee sacrifices are difficult, they are necessary in the changing airline industry, where low costs and low fares are proving to be the most successful business formula. "Our employees continue to do an outstanding job for this airline and for our customers," said Lakefield. "We have spent a tremendous amount of time on this Transformation Plan because we want our loyal and dedicated employees to continue to have a company and a career at US Airways. The alternative is to have these jobs exported to a new generation of low-cost airlines, where any employees hired would start at entry-level wages and without seniority," said Lakefield.

The Company's Transformation Plan is built on several aspects of proven success in the airline industry, beyond the necessary lower labor costs. Those include:

*  Lower, simplified pricing and lower distribution costs. US Airways has already taken steps to simplify its fares by introducing its GoFares pricing plan in many markets served from Philadelphia, Washington, D.C., and Fort Lauderdale, and has stated its intent to expand that pricing plan across its system in conjunction with achieving lower costs. A redesigned Web site and more airport technology will also lower distribution costs, enhance customer service and improve airport processing.

*  Enhanced low-cost product offering. US Airways customers will continue to benefit from many product offerings that are unique among low-cost carriers, including two-class service, international flights to Europe, the Caribbean, Latin America and Canada, service to airports that business travelers prefer, access to a global network via the Star Alliance, a premium frequent flyer program and competitive onboard service.

*  Network enhancements. Leveraging its strong positions in the major markets of Boston, New York, Philadelphia and Washington, D.C., US Airways intends to use its airport slot and facilities assets to offer nonstop service to more major business and leisure destinations.

*  Lower operating costs. In conjunction with more point-to-point flying, the airline will fly its fleet more hours per day as it decreases the time aircraft sit on the ground at hubs, waiting for connecting passengers.

US Airways is the nation's seventh-largest airline, serving nearly 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways, US Airways Shuttle and the US Airways Express partner carriers operate over 3,300 flights per day. For more information on US Airways flight schedules and fares, contact US Airways online at usairways.com, or call US Airways Reservations at 1-800-428-4322.

As part of the Company's timetable to emerge from Chapter 11 reorganization, US Airways intends to file its disclosure statement and plan of reorganization by the end of this year.

There has been no determination as to whether the Company's existing equity securities will be preserved in any such plan of reorganization, and there can be no assurance at this time as to what values, if any, will be ascribed to the Company's existing common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these securities. Investors and other interested parties can monitor the progress of the reorganization via the Internet at www.transformingusairways.com. In addition, the investor relations section of the Company's web site can be accessed under the "about US Airways" section of www.usairways.com.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "Company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.